Exhibit 99.1

Fabrinet Announces Third Quarter 2013 Financial Results

BANGKOK, Thailand – April 29, 2013 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the third quarter of fiscal 2013 ended March 29, 2013.

Fabrinet reported total revenue of $155.6 million for the third quarter of fiscal 2013, an increase of 11.9% compared to total revenue of $139.0 million for the comparable period in fiscal 2012. GAAP net income for the third quarter of fiscal 2013 was $21.1 million, or $0.61 per diluted share, compared to a GAAP net loss of ($46.3) million, or ($1.35) per diluted share, in the third quarter of fiscal 2012. Non-GAAP net income in the third quarter of fiscal 2013 was $11.5 million, or $0.33 per diluted share, an increase of 16.8% compared to non-GAAP net income of $9.9 million, or $0.28 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “While overall industry demand remains muted, I am pleased that our third quarter results demonstrate the consistency of our operating model, with revenue and earnings per share performance above expectations. Our customer relationships remain strong and we continue to have success with new customers and new programs from existing customers. The net result is that we have continuing confidence in our ability to deliver profitable growth over the long-term.”

Business Outlook

Based on information available as of April 29, 2013, Fabrinet is issuing guidance for the fourth quarter of fiscal 2013 as follows:

Fabrinet expects fourth quarter revenue to be in the range of $148 million to $152 million. Non-GAAP net income per share is expected to be in the range of $0.26 to $0.28, assuming approximately 35 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Third Quarter 2013 Financial Results Conference Call
When:	Monday, April 29, 2013
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 34166014
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 34166014
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the fourth quarter of fiscal 2013. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a limited number of customers and suppliers; difficulties in accurately forecasting demand for our services; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on February 5, 2013. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes stock-based compensation expenses, income (expense) related to flooding and follow-on offering expenses. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

Fabrinet

Unaudited Condensed Consolidated Balance Sheets

As of March 29, 2013 and June 29, 2012

(in thousands of U.S. dollars, except share data)	March 29, 2013	June 29, 2012
Assets
Current assets
Cash and cash equivalents	$157,479	$115,507
Trade accounts receivable, net	122,926	128,253
Inventory, net	94,310	103,223
Deferred tax assets	2,158	4,088
Prepaid expenses	2,605	3,571
Other current assets	7,593	6,029

Total current assets	387,071	360,671

Non-current assets
Property, plant and equipment, net	98,173	97,923
Intangibles, net	196	380
Deferred tax assets	2,435	1,764
Deposits and other non-current assets	655	624

Total non-current assets	101,459	100,691

Total assets	$488,530	$461,362

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from banks, current portion	$9,668	$9,668
Trade accounts payable	74,329	86,000
Construction-related payable	—	2,222
Income tax payable	1,171	353
Deferred tax liability	1,761	1,405
Accrued payroll, bonus and related expenses	7,442	5,181
Accrued expenses	3,254	2,630
Other payables	4,760	6,601
Liabilities to third parties due to flood losses	48,390	61,198

Total current liabilities	150,775	175,258

Non-current liabilities
Long-term loans from banks, non-current portion	21,660	28,911
Severance liabilities	5,464	4,420
Other non-current liabilities	1,618	2,064

Total non-current liabilities	28,742	35,395

Total liabilities	179,517	210,653

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value;no shares issued and outstanding as of March 29, 2013 and June 29, 2012)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value;
34,626,335 shares and 34,470,829 shares issued and outstanding as of March 29, 2013 and June 29, 2012, respectively)	346	345
Additional paid-in capital	69,938	65,462
Retained earnings	238,729	184,902

Total shareholders’ equity	309,013	250,709

Total Liabilities and Shareholders’ Equity	$488,530	$461,362

Fabrinet

Unaudited Condensed Consolidated Statements of Operations

For the three and nine months ended March 29, 2013 and March 30, 2012

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
(in thousands of U.S. dollars)	2013	2012	2013	2012
Revenues	$155,557	$139,019	$481,608	$421,975
Cost of revenues	(139,302)	(124,138)	(429,261)	(375,281)

Gross profit	16,255	14,881	52,347	46,694
Selling, general and administrative expenses	(6,801)	(6,586)	(18,447)	(18,543)
Income (expense) related to flooding	11,419	(55,623)	21,064	(95,888)

Operating income (loss)	20,873	(47,328)	54,964	(67,737)
Interest income	302	209	761	628
Interest expense	(239)	(64)	(788)	(206)
Foreign exchange gain, net	978	714	1,085	1,314
Other income	139	57	512	213

Income (loss) before income taxes	22,053	(46,412)	56,534	(65,788)
Income tax (expense) benefit	(927)	87	(2,707)	1,864

Net income (loss)	$21,126	$(46,325)	$53,827	$(63,924)

Earnings (loss) per share
Basic	$0.61	$(1.35)	$1.56	$(1.86)
Diluted	0.61	(1.35)	1.55	(1.86)
Weighted average number of ordinary shares outstanding
(thousands of shares)
Basic	34,596	34,440	34,532	34,353
Diluted	34,909	34,440 *	34,794	34,353 *

*	In accordance with the antidilutive provisions of ASC 260-10-45, basic and dilutive shares are the same for the period ended March 30, 2012

Fabrinet

Unaudited Condensed Consolidated Statements of Cash Flows

For the nine months ended March 29, 2013 and March 30, 2012

	Nine Months Ended
	March 29,	March 30,
(in thousands of U. S. dollars)	2013	2012
Cash flows from operating activities
Net income (loss) for the period	$53,827	$(63,924)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	7,512	6,995
Amortization of intangibles	185	288
Gain on disposal of property, plant and equipment	(23)	(7)
Income related to flooding	(21,064)	—
Proceeds from insurers for business interruption losses related to flooding	4,741	—
Proceeds from insurers for inventory losses related to flooding	11,419	—
(Reversal of) allowance for doubtful accounts	(94)	28
Unrealized gain on exchange rate and fair value of derivative	(1,566)	(1,364)
Share-based compensation	3,969	3,930
Deferred income tax	1,615	(2,331)
Other non-cash expenses	598	637
(Reversal of ) inventory obsolescence	(589)	528
Loss from written-off assets and liabilities to third parties due to flood losses	—	83,871
Changes in operating assets and liabilities
Trade accounts receivable	3,421	(807)
Inventory	8,945	(9,550)
Other current assets and non-current assets	(2,775)	(2,758)
Trade accounts payable	(11,671)	(17,289)
Income tax payable	818	(1,038)
Other current liabilities and non-current liabilities	48	2,929
Liabilities to third parties due to flood losses	(8,059)	—

Net cash provided by operating activities	51,257	138

Cash flows from investing activities
Purchase of property, plant and equipment	(8,634)	(26,394)
Purchase of intangibles	(1)	(17)
Purchase of assets for lease under direct financing leases	—	(2,940)
Proceeds from direct financing leases	—	1,217
Proceeds from disposal of property, plant and equipment	25	22
Proceeds from insurers in settlement of claims related to flood damage	4,904	—

Net cash used in investing activities	(3,706)	(28,112)

Cash flows from financing activities
Receipt of long-term loans from banks	—	28,000
Repayment of long-term loans from banks	(7,251)	(3,381)
Proceeds from issuance of ordinary shares under employee share option plans	528	984
Withholding tax related to net share settlement of restricted share units	(21)	—

Net cash (used in) provided by financing activities	(6,744)	25,603

Net increase (decrease) in cash and cash equivalents	$40,807	$(2,371)

Fabrinet

Unaudited Condensed Consolidated Statements of Cash Flows

For the nine months ended March 29, 2013 and March 30, 2012

	Nine Months Ended
	March 29,	March 30,
(in thousands of U.S. dollars)	2013	2012
Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$115,507	$127,282
Increase (decrease) in cash and cash equivalents	40,807	(2,371)
Effect of exchange rate on cash and cash equivalents	1,165	499

Cash and cash equivalents at end of period	$157,479	$125,410

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	March 29, 2013	March 29, 2013	March 30, 2012	March 30, 2012	March 29, 2013	March 29, 2013	March 30, 2012	March 30, 2012
	Net income	Diluted EPS	Net loss	Diluted EPS	Net income	Diluted EPS	Net loss	Diluted EPS
GAAP measures	21,126	0.61	(46,325)	(1.35)	53,827	1.55	(63,924)	(1.86)
Items reconciling GAAP net income (loss) & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	275	0.01	381	0.01	919	0.03	1,292	0.04

Total related to gross profit	275	0.01	381	0.01	919	0.03	1,292	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,062	0.03	958	0.03	3,050	0.09	2,638	0.08
Follow-on offering expenses	472	0.01	—	—	472	0.01	—	—

Total related to selling, general and administrative expenses	1,534	0.04	958	0.03	3,522	0.10	2,638	0.08

Related to other incomes and other expenses:
(Income) expense related to flooding	(11,419)	(0.32)	55,623	1.59	(21,064)	(0.60)	95,888	2.76

Total related to other incomes and other expenses	(11,419)	(0.32)	55,623	1.59	(21,064)	(0.60)	95,888	2.76

Related to income tax expense (benefit)
Income tax expense (benefit)	—	—	(780)	(0.02)	907	0.03	(3,202)	(0.09)

Total related to income tax expense (benefit)	—	—	(780)	(0.02)	907	0.03	(3,202)	(0.09)

Total related to net income & EPS	(9,610)	(0.27)	56,182	1.61	(15,716)	(0.45)	96,616	2.78

Non-GAAP measures	11,516	0.33	9,857	0.28	38,111	1.08	32,692	0.94

Shares used in computing diluted net income per share
GAAP diluted shares		34,909		34,440		34,794		34,353
Non-GAAP diluted shares		35,225		34,915		35,132		34,777